Exhibit 10.17

FOURTH AMENDED AND RESTATED

REVOLVING LINE OF CREDIT PROMISSORY NOTE

THIS NOTE AMENDS AND RESTATES THAT CERTAIN REVOLVING LINE OF CREDIT PROMISSORY NOTE DATED NOVEMBER 1, 2004, IN THE ORIGINAL PRINCIPAL AMOUNT OF $5,000,000 GIVEN BY BORROWER IN FAVOR OF LENDER (THE “ORIGINAL NOTE”), AS AMENDED BY THAT CERTAIN AMENDED AND RESTATED REVOLVING LINE OF CREDIT PROMISSORY NOTE DATED JANUARY 31, 2007, IN THE ORIGINAL PRINCIPAL AMOUNT OF $5,000,000 GIVEN BY BORROWER IN FAVOR OF LENDER (THE “FIRST AMENDED NOTE”), AND AS MODIFIED BY THOSE CERTAIN LETTER AGREEMENTS DATED FEBRUARY 20, 2008, FEBRUARY 28, 2008, MAY 19, 2008 AND AUGUST 12, 2008 (COLLECTIVELY, THE “LETTER AGREEMENTS”), AND AS FURTHER AMENDED BY THAT CERTAIN SECOND AMENDED AND RESTATED REVOLVING LINE OF CREDIT PROMISSORY NOTE DATED NOVEMBER 6, 2008, IN THE ORIGINAL PRINCIPAL AMOUNT OF $5,000,000 GIVEN BY BORROWER IN FAVOR OF LENDER (THE “SECOND AMENDED NOTE”) (THE ORIGINAL NOTE, TOGETHER WITH THE FIRST AMENDED NOTE AND THE LETTER AGREEMENTS AND THE SECOND AMENDED NOTE SHALL BE COLLECTIVELY REFERRED TO HEREIN AS THE “EXISTING NOTE”). THIS NOTE IS BEING EXECUTED BY BORROWER AND DELIVERED TO LENDER IN SUBSTITUTION FOR THE EXISTING NOTE AND NOT IN PAYMENT, SATISFACTION OR CANCELLATION OF THE OUTSTANDING INDEBTEDNESS EVIDENCED BY THE EXISTING NOTE. NO ADDITIONAL DOCUMENTARY STAMP TAXES OR NON-RECURRING INTANGIBLES TAXES ARE DUE IN CONNECTION WITH THE EXECUTION OF THIS NOTE.

U.S. $1,500,000	Tampa, Florida
December 15, 2011 (the “Effective Date”)

1. Promise to Pay.

FOR VALUE RECEIVED, the undersigned, SADDLEBROOK RESORTS, INC., a Florida corporation (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Lender”), in lawful money of the United States of America, in immediately available funds, at the office of the Lender at 401 E. Jackson Street, 10th Floor, Tampa, Florida 33602, or at such other location as the Lender may designate from time to time, the principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000), or so much thereof as may be advanced under this note and remain outstanding from time to time, together with interest thereon, as described in this Fourth Amended and Restated Revolving Line of Credit Promissory Note (the “Note”). This Note represents a renewal and amendment of that certain Third Amended and Restated Revolving Line of Credit Promissory Note dated March 12, 2009 executed by Borrower in favor of Lender and does not, and is not intended to, constitute a novation of the indebtedness evidenced by such note.

2. Revolving Line of Credit.

This Note evidences a revolving line of credit. Provided that no Event of Default shall exist or be continuing, proceeds may be disbursed by the Lender to Borrower under this Note, repaid by Borrower and reborrowed by Borrower under this Note until the Maturity Date, but the maximum total principal amount outstanding under this Note at any one time shall never exceed ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000). All revolving credit loans made pursuant to this Note and all payments and prepayments on account of the principal and interest thereof may be recorded by the Lender on its internal loan account ledger, which account statements, absent manifest error, shall be conclusive and binding on Borrower, but failure of the Lender to make any such recordation does not limit or otherwise affect the obligations of Borrower under this Note or any of the other Loan Documents.

3. Maturity Date.

The “Maturity Date” for purposes of this Note is November 30, 2012. Notwithstanding any contrary provision of this Note (i) in Lender’s sole and absolute discretion, the Maturity Date may be extended by written agreement acceptable to Lender and Borrower; and (ii) if not so extended, all amounts then outstanding under this Note, if not sooner paid, shall be due and payable in full on the Maturity Date.

4. Loan Agreement; Loan Documents.

This Note is delivered pursuant and subject to the terms of that certain Loan Agreement and Addendum to Loan Agreement dated November 1, 2004, as amended by (i) that certain First Amendment to Loan Agreement dated January 31, 2007, by and between Borrower and Lender; (ii) that certain Second Amendment to Loan Agreement dated November 6, 2008, by and between Borrower and Lender, (iii) that certain Third Amendment to Loan Agreement dated March 12, 2009, by and between Borrower and Lender; (iv) that certain Fourth Amendment to Loan Agreement dated May 10, 2010, by and between Borrower and Lender; and (v) that certain Fifth Amendment to Loan Agreement and First Amendment to Consolidated, Amended and Restated Promissory Note of even date by and between Borrower and Lender (collectively, as may be amended, restated, modified or supplemented and in effect from time to time, the “Loan Agreement”), and payment and performance under this Note is secured by, among other things, the Mortgage, Collateral Assignment and Guaranty executed and delivered pursuant to the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

5. Interest Prior to Default.

Commencing from and after the Effective Date and through the Maturity Date, interest on the Note shall accrue at a rate per year equal to the LIBOR Rate plus 300 basis points (3.00%). Interest shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. The term “LIBOR Rate” shall have the meaning set forth in the Addendum A to Note (the “Addendum”) attached hereto. The Addendum is hereby incorporated herein by this reference and shall supplement the terms of this Note. In the event of any conflict between the terms of this Note and the terms and provisions of the Addendum, the terms and provisions of the Addendum shall control.

6. Default Rate of Interest.

From and after the Maturity Date or upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the balance of principal remaining unpaid during any such period at the maximum rate allowable by law.

7. Payment Terms.

Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions of this Note, shall be due and payable as follows:

7.1 Payment of Interest. Commencing on January 31, 2012, and continuing on the same day of each and every calendar month thereafter through the Maturity Date, payments of accrued and unpaid interest on the principal balance of this Note outstanding from time to time shall be due and payable in full.

7.2 Payment of Principal. The unpaid principal balance of this Note, together with all accrued and unpaid interest payable thereon, and any other amounts due and payable by Borrower under this Note or under any of the other Loan Documents, shall be due and payable in full on the Maturity Date.

8. Late Payment Charge.

If any payment of interest or principal due under this Note prior to the Maturity Date is not made within ten (10) days after such payment is due in accordance with this Note, then, in addition to the payment of the amount due, Borrower shall pay to the Lender a “late charge” in an amount equal to five percent (5%) of the amount so overdue to defray part of the cost to the Lender of collection and handling such late payment. The imposition or collection of any late charge pursuant to this section does not constitute and shall not be deemed to constitute a waiver by the Lender of any of its rights and remedies under this Note or any of the other Loan Documents.

9. Maximum Amount of Interest.

Nothing herein, nor any transaction related hereto, shall be construed to operate so as to require Borrower to pay interest at a greater rate than shall be lawful. Should any interest or other charges paid by Borrower in connection with the loan evidenced by this Note result in computation or earning of interest in excess of the maximum contract rate of interest which is legally permitted under applicable Florida law or federal preemption statute, then any and all such excess is hereby waived by the Lender and shall be automatically credited against and in reduction of the balance due hereunder, and any portion which exceeds such balance shall be paid by the Lender to Borrower. Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on this Note should exceed the maximum lawful rate, the effective rate shall be deemed reduced to and shall be such maximum lawful rate. To the extent permitted by the law, all sums paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced by this Note shall be amortized, prorated, allocated and spread throughout the full term of this Note. When determining the maximum legal contract rate of interest allowed to be contracted for by applicable law as changed from time to time, unless otherwise prescribed by law, interest shall be calculated on the basis of a three hundred sixty (360) day year for actual days elapsed.

10. Prepayment.

This Note may be prepaid in whole or in part at any time without penalty.

11. Event of Default; Remedies.

The Lender has the right to declare the total unpaid principal balance and all accrued but unpaid interest payable under this Note to be immediately due and payable upon the occurrence of any one or more of the following events or conditions (each an “Event of Default”):

11.1 the failure by any Obligor (as defined below) to pay when due, whether by acceleration or otherwise, any amount owed under this Note within ten (10) days after the date when due;

11.2 the occurrence of any event of default under any agreement or loan document executed in conjunction with this Note or the Loan Agreement or the failure of any Obligor to perform any covenant, promise or obligation contained in this Note or the Loan Agreement or any other agreement to which any Obligor and the Lender are parties;

11.3 the breach of any Obligor’s representations or warranties contained in this Note or any other agreement with the Lender;

11.4 the failure of any Obligor to pay when due any amount owed to any creditor other than the Lender under a written agreement calling for the payment of money;

11.5 the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;

11.6 any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Note;

11.7 the insolvency or inability to pay debts as they mature of any Obligor, the application for the appointment of a receiver for any Obligor, the filing of a petition or the commencement of a proceeding by or against any Obligor under any provision of any applicable Bankruptcy Code or other insolvency law or statute, or any assignment for the benefit of creditors by or against any Obligor;

11.8 the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

11.9 a determination by the Lender that a material adverse change in the financial condition, operations, business or prospects of any Obligor has occurred since the date of this Note;

11.10 any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Note or any Collateral;

11.11 any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral which causes the Collateral in the judgment of the Lender to become unsatisfactory as to character or value;

11.12 the sale or transfer by any Obligor of all or substantially all of such Obligor’s assets other than in the ordinary course of business;

11.13 the termination of any guaranty of this Note by a guarantor;

11.14 any event of default under the Loan Agreement; or

11.15 any other act or circumstances leading the Lender to deem itself insecure.

The Lender shall not be obligated to fund this Note or make any advance under this Note if an Event of Default exists or would exist if such funding occurred or such advance made. Upon the occurrence of an Event of Default, the Lender shall, at its option, have the remedies provided herein and by any other agreement between the Lender and any Obligor or under applicable law, including, without limitation, declaring the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, to be due and payable immediately without presentment, demand, protest, or notice of any kind, except notice required by law. Upon the occurrence of an Event of Default under section 11.7 above, the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, shall automatically become due and payable without presentment, demand, protest, or notice of any kind except notice required by law, and the Lender’s obligation to make advances under this Note shall automatically terminate without notice or further action by the Lender. To the extent permitted by law, upon default, the Lender will have the right, in addition to all other remedies provided herein, to set off the amount due under this Note or due under any other obligation to the Lender against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, the Lender to the credit of or for the account of any Obligor, without notice to or consent by any Obligor.

12. Cumulative Remedies.

The remedies of the Lender under this Note are cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as occasion therefor may arise. No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written instrument executed by the Lender, and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

13. Attorney’s Fees.

Should it become necessary to collect this Note through an attorney, Borrower shall pay all costs incurred by or accruing to the Lender in making such collection, including a reasonable attorney’s fee. Reasonable attorney’s fees shall include, without limitation, all fees incurred in all matters of collection and enforcement, construction and interpretation, before, during and after trial proceedings and appeals, as well as appearances in, and connected with, any bankruptcy proceeding or creditors’ reorganization or similar proceeding.

14. Waivers.

Borrower, and all natural persons, entities, and other persons now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness evidenced by this Note, without in any way modifying, altering, releasing, affecting or limiting their respective liability or the lien of any security instrument, for themselves, their respective heirs, legal, and personal representatives, successors and assigns, jointly and severally: (a) waive presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, and diligence in collection; (b) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance of this Note, and all notices in connection with the performance, default, or enforcement of the payment of this Note; (c) waive any and all lack of diligence and delays in the enforcement of this Note; (d) agree that the liability of Borrower, each guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment of this Note and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect to this Note; (e) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and to the release of any security at any time given for the payment of this Note, or any part of this Note, with or without substitution, and to the release of any person or entity liable for the payment of this Note; (f) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for the payment of this Note and to the acceptance of any and all other security for the payment of this Note and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor or any other person now or at any time liable for all or any part of the obligations evidenced by this Note; and (g) agree that Lender, in order to enforce payment of this Note, shall not be required first to institute any suit or to exhaust any of its remedies against Borrower or any other person to become liable hereunder.

15. Security.

This Note is secured by, among other things, the Mortgage, Collateral Assignment, Guaranty and all other Loan Documents.

16. Other Provisions.

16.1 Definition of “Obligor.” As used herein the term “Obligor” shall individually and collectively refer to the Borrower and any person or entity that is primarily or secondarily liable on this Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to the Lender in any real or personal property to secure payment of this Note.

16.2 Set Off. Lender has the right to set off any indebtedness or obligations of Borrower to the Lender under this Note in accordance with the terms of the Loan Agreement.

16.3 Banking Days. If any payment of principal or interest is due or the Maturity Date falls on a Saturday, Sunday or on any other day on which banks in Tampa, Florida are not open for business, then such payment shall be made on the immediately following business day.

16.4 Payment Application. All payments received by the Lender under this Note shall be applied first to unpaid interest and other charges payable by Borrower, and second to the principal balance hereof.

16.5 Successors and Assigns. This Note shall bind Borrower and its, his or her heirs, personal representatives, successors and permitted assigns, and the benefits of this Note shall inure to the benefit of the Lender and its successors and assigns, including any holder of this Note. Notwithstanding the foregoing, Borrower shall not assign Borrower’s rights or obligations under this Note without the Lender’s prior written consent. All references in this Note to Borrower or the Lender include their respective successors and assigns.

16.6 Severability. In the event any provision of this Note is prohibited or invalid under applicable law, that provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of this Note.

16.7 Cross Collateralization/Cross Default. Borrower hereby agrees (a) that the occurrence of an Event of Default under this Note shall be deemed a default under all other loans and loan commitments between Borrower and Lender or an affiliated entity of Lender and (b) that the security for this Note provided for in Section 15 hereof shall serve as collateral and security for all other loans and loan commitments between Borrower and Lender or an affiliated entity of Lender.

17. Submission to Jurisdiction; Venue.

The validity, construction, enforcement and interpretation of this Note shall be governed by the substantive laws of the State of Florida, without application of its conflicts of law principles, and the United States of America. Any action, suit or proceeding arising out of this Note shall be brought in the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, or in the United States District Court for the Middle District of Florida, Tampa Division, and the Lender and Borrower irrevocably consent to and submit to the jurisdiction of those courts, and irrevocably waive any objection which the Lender and Borrower, respectively, now or hereafter may have to the institution of any such suit, action or proceeding in those courts, and further irrevocably waive any defense or claim that such suit, action or proceeding in any such court has been brought in an inconvenient forum or improper venue.

18. Waiver of Jury Trial.

BORROWER AND THE LENDER, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S AND BORROWER’S ENTERING INTO THE LOAN EVIDENCED BY THIS NOTE. THIS PROVISION IS BINDING UPON AND ALSO APPLIES TO ANY HOLDER OF THE NOTE.

19. Patriot Act Notice.

Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 signed into law October 26, 2001), Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the USA PATRIOT Act.

20. Indemnification.

Borrower hereby indemnifies and agrees to hold Lender and its officers, directors, employees, agents and affiliates harmless from and against all claims, damages, liabilities (including attorneys’ fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, the “Claims”) in any matter relating to or arising out of this Note or any loan document executed in connection with this Note, or any act, event or transaction related thereto or to the Collateral. Borrower shall immediately provide Lender with written notice of any such Claim. Upon request of Lender, Borrower shall defend Lender from such Claims, and pay the attorneys’ fees, legal expenses and other costs incurred in connection therewith, or in the alternative, Lender shall be entitled to employ its own legal counsel to defend such Claims at Borrower’s sole expense.

21. Transfer of Loan.

Lender may, at any time, sell, transfer or assign the Note, the Loan Agreement and all other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor in such Securities or any Rating Agency (as hereinafter defined) rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Borrower, any loan to the Borrower, any guarantor or the property, whether furnished by Borrower, any guarantor or otherwise, as the Lender determines necessary or desirable. The term “Rating Agency” shall mean each statistical rating agency that has assigned a rating to the Securities.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Fourth Amended and Restated Revolving Line of Credit Promissory Note to be duly executed and delivered as of the day and year first above written.

SADDLEBROOK RESORTS, INC.

By:	/s/ Thomas L. Dempsey

Thomas L. Dempsey, Chief Executive Officer

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED REVOLVING LINE OF CREDIT PROMISSORY NOTE]